Exhibit 99.1

KCS: Ashley Thorne, 816-983-1530, athorne@kcsouthern.com

Kansas City Southern Reports Record Third Quarter Results

Third Quarter 2018 Results

•	Record revenues of $699 million, an increase of 6% from prior year on 4% volume growth

•	Reported operating income of $265 million, 14% higher than prior year. Record adjusted operating income of $256 million, excluding a gain on insurance recoveries related to hurricane damage

•	Reported operating ratio of 62.0%, compared to 64.4% in third quarter 2017. Adjusted operating ratio of 63.4%

•	Reported diluted earnings per share of $1.70, an increase of 38% from prior year. Adjusted diluted earnings per share of $1.57, 16% higher than a year ago

Kansas City, Mo., October 19, 2018. Kansas City Southern (KCS) (NYSE:KSU) reported record revenues of $699 million, an increase of 6% from third quarter 2017. Overall, carload volumes increased 4% compared to prior year.

Revenues for the third quarter of 2018 increased in three commodity groups, led by a 17% increase in Chemicals and Petroleum due to refined product shipments to Mexico. Automotive and Intermodal each grew by 8%. Industrial and Consumer Products and Agriculture and Minerals were each flat compared to prior year, and Energy declined by 2%.

Excluding a gain on insurance recoveries related to damage and service interruptions from Hurricane Harvey in 2017, adjusted operating expenses in the third quarter of 2018 were $443 million, 5% higher than 2017. Adjusted operating income was $256 million, 9% higher than a year ago. KCS reported an adjusted third quarter operating ratio of 63.4%, a 1.0 point improvement over third quarter 2017.

Reported net income in the third quarter of 2018 was $174 million, or $1.70 per diluted share, compared with $129 million, or $1.23 per diluted share in the third quarter of 2017. Adjusted diluted earnings per share were $1.57, 16% higher than a year ago, excluding the impacts of foreign exchange, adjustments to 2017 provisional income tax benefit for the Tax Cuts and Jobs Act and a gain on insurance recoveries related to hurricane damage.

“Kansas City Southern faced a challenging third quarter, as network congestion in northern Mexico led to a difficult operating environment,” stated Kansas City Southern’s President and Chief Executive Officer Patrick J. Ottensmeyer. “However, we have taken steps that we are confident will restore our service levels and allow us to continue delivering strong and diversified franchise cross-border volume and revenue growth, led by increased refined product shipments to Mexico and strength in Intermodal and Automotive commodity groups.

“As we look to 2019, our cross-border network offers unique opportunities for volume growth from our robust Chemicals & Petroleum, Intermodal, Automotive and export Grain franchises. Moreover, the capital investments that we have made throughout our network, position us to deliver superior long-term growth and strong financial results to our stockholders.”

GAAP Reconciliations
($ in millions, except per share amounts)

Reconciliation of Diluted Earnings per Share to
Adjusted Diluted Earnings per Share	Three Months Ended September 30, 2018
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$247.0	$73.0	$174.0	$1.70
Adjustments for:
Gain on insurance recoveries related to
hurricane damage	(9.4)	(2.2)	(7.2)	(0.07)
Foreign exchange gain	(9.5)	(2.8)	(6.7)	(0.07)
Foreign exchange component of income taxes	—	(17.6)	17.6	0.17
Tax Cuts and Jobs Act	—	16.6	(16.6)	(0.16)
Adjusted	$228.1	$67.0	161.1
Less: Noncontrolling interest and preferred
stock dividends			(0.5)
Adjusted net income available to common
stockholders - see (a) below			$160.6	$1.57

	Three Months Ended September 30, 2017
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$211.9	$82.0	$129.9	$1.23
Adjustments for:
Foreign exchange gain	(0.8)	(0.2)	(0.6)	—
Foreign exchange component of income taxes	—	(12.9)	12.9	0.12
Adjusted	$211.1	$68.9	142.2
Less: Noncontrolling interest and preferred
stock dividends			(0.7)
Adjusted net income available to common
stockholders - see (a) below			$141.5	$1.35

GAAP Reconciliations (continued)
($ in millions)

Reconciliation of Operating Expenses to Adjusted	Three Months Ended
Operating Expenses	September 30,
	2018	2017
Operating expenses as reported	$433.6	$422.8
Adjustment for gain on insurance recoveries
related to hurricane damage	9.4	—
Adjusted operating expenses - see (b) below	$443.0	$422.8

Operating income as reported	$265.4	$233.8
Adjusted operating income - see (b) below	256.0	233.8

Operating ratio (c) as reported	62.0%	64.4%
Adjusted operating ratio - see (b) and (c) below	63.4%	64.4%

(a)
The Company believes adjusted diluted earnings per share is meaningful as it allows investors to evaluate the Company’s performance for different periods on a more comparable basis by excluding the impact of changes in foreign currency exchange rates, the impact of adjustments to 2017 provisional income tax benefit for the Tax Cuts and Jobs Act, and items that are not directly related to the ongoing operations of the Company. The income tax expense impacts related to these adjustments are calculated at the applicable statutory tax rate.

(b)
The Company believes adjusted operating expenses, operating income and operating ratio are meaningful as they allow investors to evaluate the Company's performance for different periods on a more comparable basis by excluding items that are not directly related to the ongoing operations of the Company.

(c)	Operating ratio is calculated by dividing operating expenses by revenues; or in the case of adjusted operating ratio, adjusted operating expenses divided by revenues.

Headquartered in Kansas City, Mo., Kansas City Southern (KCS) (NYSE: KSU) is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S.  Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  KCS' North American rail holdings and strategic alliances are primary components of a railway network, linking the commercial and industrial centers of the U.S., Mexico and Canada.  More information about KCS can be found at www.kcsouthern.com

This news release contains “forward-looking statements” within the meaning of the securities laws concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur.  Words such as “projects,” “estimates,” “forecasts,” “believes,” “intends,” “expects,” “anticipates,” and similar expressions are intended to identify many of these forward-looking statements.  Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date hereof.  Differences that actually occur could be caused by a number of external factors over which management has little or no control, including: competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; loss of the rail concession of KCS’ subsidiary, Kansas City Southern de México, S.A. de C.V.; the termination of, or failure to renew, agreements with customers, other railroads and third parties; access to capital; disruptions to KCS’ technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; market and regulatory responses to climate change; legislative and regulatory developments and disputes; rail accidents or other incidents or accidents on KCS’ rail network or at KCS’ facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; fluctuation in prices or availability of key materials, in particular diesel fuel; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; unavailability of qualified personnel; labor difficulties, including strikes and work stoppages; acts of terrorism or risk of terrorist activities; war or risk of war; domestic and international economic, political and social conditions; the level of trade between the United States and Asia or Mexico; fluctuations in the peso-dollar exchange rate; increased demand and traffic congestion; the outcome of claims and litigation involving KCS or its subsidiaries; and other factors affecting the operation of the business.  More detailed information about factors that could affect future events may be found in filings by KCS with the Securities and Exchange Commission, including KCS’ Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 1-4717) and subsequent reports.  Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  KCS is not obligated to update any forward-looking statements to reflect future events or developments.

Kansas City Southern and Subsidiaries
Consolidated Statements of Income
(In millions, except share and per share amounts)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues	$699.0	$656.6	$2,020.0	$1,922.5
Operating expenses:
Compensation and benefits	123.5	129.0	367.4	371.6
Purchased services	52.6	46.3	149.2	146.5
Fuel	90.2	80.1	257.0	234.4
Mexican fuel excise tax credit	(9.4)	(11.1)	(26.6)	(35.6)
Equipment costs	33.0	30.9	95.9	93.3
Depreciation and amortization	87.5	81.9	257.1	241.6
Materials and other	65.6	65.7	199.5	186.9
Gain on insurance recoveries related to hurricane damage	(9.4)	—	(9.4)	—
Total operating expenses	433.6	422.8	1,290.1	1,238.7
Operating income	265.4	233.8	729.9	683.8
Equity in net earnings (losses) of affiliates	(0.2)	2.8	1.8	9.7
Interest expense	(28.3)	(25.2)	(81.8)	(74.9)
Debt retirement costs	—	—	(2.2)	—
Foreign exchange gain	9.5	0.8	16.3	61.8
Other income (expense), net	0.6	(0.3)	0.8	0.7
Income before income taxes	247.0	211.9	664.8	681.1
Income tax expense	73.0	82.0	197.2	269.6
Net income	174.0	129.9	467.6	411.5
Less: Net income attributable to noncontrolling interest	0.4	0.6	1.3	1.2
Net income attributable to Kansas City Southern and subsidiaries	173.6	129.3	466.3	410.3
Preferred stock dividends	0.1	0.1	0.2	0.2
Net income available to common stockholders	$173.5	$129.2	$466.1	$410.1

Earnings per share:
Basic earnings per share	$1.71	$1.24	$4.56	$3.89
Diluted earnings per share	$1.70	$1.23	$4.55	$3.88

Average shares outstanding (in thousands):
Basic	101,658	104,324	102,106	105,297
Potentially dilutive common shares	452	354	418	285
Diluted	102,110	104,678	102,524	105,582

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Third Quarter 2018 and 2017

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Third Quarter		%	Third Quarter		%	Third Quarter		%
	2018	2017	Change	2018	2017	Change	2018	2017	Change

Chemical & Petroleum
Chemicals	$60.9	$57.0	7%	26.2	26.4	(1%)	$2,324	$2,159	8%
Petroleum	64.5	47.6	36%	32.8	23.4	40%	1,966	2,034	(3%)
Plastics	35.2	32.3	9%	18.7	17.8	5%	1,882	1,815	4%
Total	160.6	136.9	17%	77.7	67.6	15%	2,067	2,025	2%

Industrial & Consumer Products
Forest Products	68.7	64.3	7%	30.5	29.5	3%	2,252	2,180	3%
Metals & Scrap	50.1	58.9	(15%)	27.7	30.1	(8%)	1,809	1,957	(8%)
Other	33.7	29.3	15%	23.1	22.7	2%	1,459	1,291	13%
Total	152.5	152.5	—	81.3	82.3	(1%)	1,876	1,853	1%

Agriculture & Minerals
Grain	68.5	68.6	—	35.4	36.4	(3%)	1,935	1,885	3%
Food Products	34.9	34.7	1%	14.4	14.9	(3%)	2,424	2,329	4%
Ores & Minerals	5.4	5.8	(7%)	6.7	6.7	—	806	866	(7%)
Stone, Clay & Glass	7.4	6.9	7%	3.4	3.2	6%	2,176	2,156	1%
Total	116.2	116.0	—	59.9	61.2	(2%)	1,940	1,895	2%

Energy
Utility Coal	35.4	46.0	(23%)	37.3	49.6	(25%)	949	927	2%
Coal & Petroleum Coke	11.9	9.4	27%	17.4	13.9	25%	684	676	1%
Frac Sand	8.8	13.8	(36%)	5.6	8.6	(35%)	1,571	1,605	(2%)
Crude Oil	17.1	5.3	223%	10.1	4.6	120%	1,693	1,152	47%
Total	73.2	74.5	(2%)	70.4	76.7	(8%)	1,040	971	7%

Intermodal	100.0	92.3	8%	267.9	249.5	7%	373	370	1%

Automotive	66.2	61.4	8%	40.7	39.1	4%	1,627	1,570	4%

TOTAL FOR COMMODITY GROUPS	668.7	633.6	6%	597.9	576.4	4%	$1,118	$1,099	2%

Other Revenue	30.3	23.0	32%

TOTAL	$699.0	$656.6	6%

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Year to Date September 30, 2018 and 2017

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Year to Date		%	Year to Date		%	Year to Date		%
	2018	2017	Change	2018	2017	Change	2018	2017	Change

Chemical & Petroleum
Chemicals	$179.0	$167.6	7%	79.0	81.7	(3%)	$2,266	$2,051	10%
Petroleum	171.3	137.2	25%	84.9	69.9	21%	2,018	1,963	3%
Plastics	107.8	97.4	11%	55.5	54.2	2%	1,942	1,797	8%
Total	458.1	402.2	14%	219.4	205.8	7%	2,088	1,954	7%

Industrial & Consumer Products
Forest Products	203.2	190.0	7%	91.1	88.4	3%	2,231	2,149	4%
Metals & Scrap	157.9	170.5	(7%)	87.7	91.0	(4%)	1,800	1,874	(4%)
Other	90.4	80.7	12%	69.5	66.4	5%	1,301	1,215	7%
Total	451.5	441.2	2%	248.3	245.8	1%	1,818	1,795	1%

Agriculture & Minerals
Grain	209.1	207.9	1%	106.6	109.7	(3%)	1,962	1,895	4%
Food Products	107.4	111.1	(3%)	44.1	46.9	(6%)	2,435	2,369	3%
Ores & Minerals	16.1	14.9	8%	18.6	17.1	9%	866	871	(1%)
Stone, Clay & Glass	22.1	21.8	1%	10.1	9.9	2%	2,188	2,202	(1%)
Total	354.7	355.7	—	179.4	183.6	(2%)	1,977	1,937	2%

Energy
Utility Coal	88.6	127.8	(31%)	94.3	132.5	(29%)	940	965	(3%)
Coal & Petroleum Coke	33.3	30.7	8%	47.1	46.3	2%	707	663	7%
Frac Sand	30.4	38.5	(21%)	19.7	24.5	(20%)	1,543	1,571	(2%)
Crude Oil	38.7	17.0	128%	24.1	14.7	64%	1,606	1,156	39%
Total	191.0	214.0	(11%)	185.2	218.0	(15%)	1,031	982	5%

Intermodal	284.6	266.4	7%	762.1	716.6	6%	373	372	—

Automotive	193.3	170.2	14%	123.0	114.6	7%	1,572	1,485	6%

TOTAL FOR COMMODITY GROUPS	1,933.2	1,849.7	5%	1,717.4	1,684.4	2%	$1,126	$1,098	3%

Other Revenue	86.8	72.8	19%

TOTAL	$2,020.0	$1,922.5	5%